Exhibit 10.6
PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

ENTEK USA INC.

AS SELLER

AND

VELOCITY OIL & GAS INC.

AS BUYER

DATED NOVEMBER 8, 2007

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into this 8th day of November 2007, by and between Entek USA Inc., a Delaware corporation (“Seller”), and Velocity Oil & Gas Inc., a Nevada corporation (“Buyer”).  Seller and Buyer are collectively referred to herein as the “Parties”, and are sometimes referred to individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Seller is the owner of 100% of the outstanding membership interests (the “Membership Interests”) in South Marsh LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, the Company is a party to that certain Amended and Restated Participation Agreement, dated as of December 8, 2006, by and between Ridgelake Energy, Inc., a Louisiana corporation (“Ridgelake”), GulfX, LLC (“GulfX”), a Delaware limited liability company, and the Company (as amended, the “Participation Agreement”); and

WHEREAS, pursuant to the terms of the Participation Agreement, the Company acquired the right to earn the respective interests set forth below in the following oil and gas leases (each a “Lease” and collectively, the “Leases”) covering certain blocks in the Outer Continental Shelf Area of the Gulf of Mexico as set forth below (the “OCS Blocks”), subject to and in accordance with the terms of the Participation Agreement:

OCS Lease No.:	OCS Area Name/ Block:	Interest
OCS-G 26190	Viosca Knoll Block 79 (“VK 79”)	10.00%
OCS-G 26560	High Island Area, East Addition, South Extension, Block A 307 (“HI A-307”)	10.00%
OCS-G 27078	Vermilion Area, South Addition Block 317 (“VM 317”)	10.00%
OCS-G 27089	South Marsh Island, South Addition Block 138 (“SMI 138”)	11.25%
OCS-G 27091	South Marsh Island, South Addition Block 152 (“SMI 152”)	15.00%

; and

WHEREAS, Seller desires to sell and Buyer desires to purchase the Membership Interests, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement by each Party, Seller and Buyer hereby agree as follows:

ARTICLE I

Purchase and Sale

Section 1.01.          Agreement to Sell and Purchase.  Subject to and in accordance with the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, the Membership Interests.

ARTICLE II

Purchase Price

Section 2.01.          Purchase Price.  As consideration for the purchase, sale and assignment of the Membership Interests to Buyer, at Closing, as defined herein, Buyer will cause the Company to execute, acknowledge and deliver to Seller a production payment, substantially in the form of Exhibit A attached hereto (the “Production Payment”), pursuant to which the Company shall pay to Seller fifty percent (50%) of the Net Proceeds, as defined below, attributable to the Company’s interest, whether now owned or acquired within five (5) years after the Closing, in the subject Leases, including any renewals or extensions thereof, until such time as Seller has received an amount equal to the Payment Amount, as defined below.

Section 2.02.          Production Payment Amount.

(a)            As used herein, the “Payment Amount” means US$1,072,258.22, being the sum of:

(i)           US$878,987.56, such amount being the “Sunk Costs”, as defined in the Participation Agreement, paid by the Company with respect to the Leases, plus interest thereon at 8% per annum from the date such Sunk Costs were paid by the Company to October 22, 2007; and

(ii)           US$193,270.66 (the Discovery Share Amount”), such amount being equal to 1,000,000 (being the number of Entek Discovery Shares, as defined in the Participation Agreement, granted to Ridgelake under the Participation Agreement) multiplied AUD$0.22 (being the volume weighted average opening price of the ordinary shares of Entek Energy Limited as traded on the Australian Stock Exchange Limited during the immediately preceding five (5) trading days prior to execution of this Agreement), converted into U.S. Dollars using a conversion factor of US$0.878503 to AUD$1.00 (such conversion factor being the 12 noon buying rate on October 22, 2007 as published by the Federal Reserve Bank of New York).

(b)            As used herein, “Net Proceeds” means all amounts actually received by the Company from the sale or other disposition of oil, gas or other hydrocarbons produced from or otherwise allocable to the subject Leases, after deduction of any royalties and other burdens on production therefrom which are existing as of the date hereof and any production, severance, or other similar taxes applicable thereto.

(c)            The Sunk Costs paid by the Company as of the date hereof with respect to each Lease are as follows:

OCS Lease No.:	Block:	Sunk Costs (in US$):	Interest (in US$)	Total (in US$)
OCS-G 26190	VK 79	$60,306.86	$4,985.68	$65,292.54
OCS-G 26560	HI A-307	$57,909.46	$4,929.52	$62,838.98
OCS-G 27078	VM 317	$116,954.84	$10,524.07$	$127,478.91
OCS-G 27089	SMI 138	$274,475.67	$24,949.41	$299,425.08
OCS-G 27091	SMI 152	$296,867.83	$27,084.22	$323,952.05
				$878,987.56

(d)            The Production Payment shall be a non-recourse obligation of the Company payable solely out of proceeds of production from the Leases burdened thereby; provided, however, that if prior to receiving an assignment from Ridgelake with respect to any Lease, the Company assigns it rights under the Participation Agreement with respect to such Lease to a third party, then Buyer shall immediately pay to Seller an amount equal to the Sunk Costs attributable to such Lease (plus interest thereon as provided above), and upon receipt thereof, Seller shall execute and deliver to Buyer a release of the Production Payment with respect to such Lease.  Net Proceeds received by Seller attributable to a Lease shall be applied first to the Sunk Costs with respect to such Lease, and thereafter to the Discovery Share Amount.  At such time as the Net Proceeds paid to Seller and applied toward the Discovery Share Amount are equal to the Discovery Share Amount, all further payments of Net Proceeds attributable to a Lease shall be applied to any remaining Sunk Costs with respect to such Lease until payments of Net Proceeds attributable to such Lease and applied to Sunk Costs for such Lease equal the Sunk Costs (plus interest thereon as provided above) for such Lease.  At that time, the Production Payment shall automatically terminate as to such Lease only, and Seller shall, upon request, deliver to Buyer a partial release of the Production Payment, executed and acknowledged by Seller, evidencing such partial termination.

ARTICLE III

Indemnification

Section 3.01.         Definition of Claims.  As used herein, the term “Claims” means any and all direct or indirect demands, claims, notices of violation, notices of probable violation, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, Taxes, penalties, fines, obligations, responsibilities, liabilities, payments, charges, costs and expenses (including without limitation costs and expenses of owning and operating the Leases) of any kind or character (whether or not asserted prior to Closing, and whether known or unknown, fixed or unfixed, conditional or unconditional, based on theories, contract, tort, strict liability or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or other legal theory), including, without limitation, penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any Claim, and all amounts paid in settlement of Claims.  Without limiting the generality of the foregoing, the term “Claims” specifically includes any and all Claims arising from, attributable to or incurred in connection with any (a) breach of contract, (b) loss of or damage to property, injury to or death of persons, and other tortious injury and (c) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or in equity.

Section 3.02.          Buyer’s Indemnity.  Except for matters for which Buyer is entitled to indemnification from Seller pursuant to Section 3.03 below, from and after Closing, Buyer shall defend, protect, indemnify and hold Seller, its affiliates, and its/their partners, members, managers, directors, officers, employees, contractors and representatives (which additional parties, together with Seller, are hereinafter collectively referred to as the “Seller Parties”) harmless from and against any and all Claims in any way arising from, out of or in connection with, or otherwise relating to the Company, the Participation Agreement or the Leases, including, without limitation, the ownership or operation thereof and performance thereunder, whether attributable to periods before or after the Closing Date, including, without limitation, Claims arising from THE SELLER’S SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), OR STRICT LIABILITY.

Section 3.03.          Seller’s Indemnity.  From and after Closing, Seller shall defend, protect, indemnify and hold Buyer, its affiliates, and its/their partners, members, managers, directors, officers, employees, contractors and representatives (which additional parties, together with Buyer, are hereinafter collectively referred to as the “Buyer Parties”) harmless from and against any and all third party Claims asserted against any Buyer Party, arising out of or in connection with, or otherwise relating to the Entek Discovery Shares issued pursuant to the Participation Agreement.  In the event the Company’s obligation in the Participation Agreement with respect to the Entek Discovery Shares is terminated or released, then Seller shall have no further indemnity obligation hereunder.

ARTICLE IV

Certain Covenants

Section 4.01.          Access to Records.  Prior to Closing, Seller shall permit Buyer and its representatives to examine, during normal business hours and such other reasonable times and in Seller’s offices, all files, records, information and data in Seller’s possession or under its control relating to the Company, including, without limitation, records relating to the Participation Agreement and the Leases, subject to such restrictions upon disclosure as may exist under confidentiality or other agreements binding upon Seller and the Company or such data; provided, however, that Seller shall, at Buyer’s request and at no cost or expense to Seller, request waivers of such confidentiality restrictions.  Seller makes no representations or warranties whatsoever as to the accuracy, completeness or reliability of such information, and Buyer may rely and depend on and use such information exclusively and entirely at its own risk and without recourse to Seller whatsoever.

Section 4.02.          Actions Prior to Closing.  Between the date hereof and the Closing, without the prior written consent of Buyer, Seller will not:

(a)            sell, transfer or otherwise encumber the Membership Interests or permit the Company to issue or sell additional membership interests in the Company;

(b)            permit the Company to grant any options or warrants or other rights to purchase or otherwise acquire any membership interests in the Company or issue any securities convertible into membership interests in the Company;

(c)            amend the Company’s limited liability company agreement or other governing documents;

(d)            permit the Company to borrow or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others;

(e)            permit the Company to waive any material rights; or, except in the ordinary course of business, enter into any material agreement, contract or commitment or materially amend or change the terms of any such agreement, contract or commitment;

(f)             take any action or omit to take any action which would result in any of its representations or warranties set forth in this Agreement becoming untrue.

ARTICLE V

Representations and Warranties of Seller

Section 5.01.          Representations and Warranties.  Seller represents and warrants to Buyer that:

(a)            Formation of the Company.  The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  The Company has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b)           Authorization.  Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby.  The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with:

(i)            any provision of Seller’s articles or certificate of incorporation, bylaws and other governing documents;

(ii)           any provision of the Company’s limited liability company agreement and other governing documents;

                                                (iii)          except for any required third party consents in connection with the transactions contemplated herein, any material agreement or instrument to which Seller or the Company is a party or by which Seller or the Company are bound; or

(iv)           any judgment, order, ruling or decree applicable to Seller or the Company as a party in interest or any law, rule or regulation applicable to Seller or the Company.

(c)            Execution.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite limited liability company action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

(d)            No Brokers.  No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller for which Buyer or the Company has or will have any liabilities or obligations (contingent or otherwise).

(e)            Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the best of Seller’s knowledge threatened against Seller or the Company.

(f)             Suits and Claims.  There is no suit, action, written claim or proceeding by any person or entity or by any administrative agency or governmental authority pending against the Seller or the Company in any legal, administrative or arbitration proceeding or, to Seller’s knowledge, threatened against Seller or the Company that could materially affect Seller’s ability to consummate the transactions contemplated herein or that could have a material adverse effect on the Company.

(g)            Taxes.  There are no claims against the Company for any Taxes (or against Seller with respect to any Tax for which any of the Company may be liable), and no assessment, deficiency or adjustment has been asserted, proposed, or threatened with respect to any such Tax.  The Company has been treated as a disregarded entity or partnership for tax purposes since formation.  For purposes of this Agreement, “Tax” or “Taxes” means any taxes, assessments, fees and other governmental charges imposed by any governmental authority, including without limitation income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, unclaimed property and escheat obligations, estimated taxes, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(h)            Preferential Rights and Required Consents.  Except as set forth on Exhibit B attached hereto, there are no rights or agreements that may permit any person or entity to purchase or acquire the Membership Interests that are triggered by the transactions contemplated herein, and there are no material required consents, approvals or authorizations of, or notifications to, any person or entity (excluding any of the foregoing customarily obtained following Closing), in each case, that are applicable to the transactions contemplated hereby.

(i)             Compliance with Laws.  The Company is in compliance in all material respects with all applicable laws.

(j)             Contracts.  The Participation Agreement (including all exhibits thereto) is the only contract or agreement to which the Company is a party.  The Participation Agreement is in full force and effect and no default or breach (or event that, with notice or lapse of time or both, would become a default or breach) thereof has occurred or is continuing on the part of the Company or, to Seller’s knowledge, any other party thereto.  Seller has delivered to Buyer or made available to Buyer a true, correct and complete copy of the Participation Agreement.

(k)            Planned Future Commitments.  Except as set forth on Exhibit B attached hereto, as of the date hereof, (i) there are no outstanding authorities for expenditures (“AFEs”) or other commitments to make capital expenditures that are binding on the Company, and (ii) there are no outstanding AFEs under the Participation Agreement as to which the Company has not made (or been deemed to have made) an election.

(l)             Non-Consent Operations.  Except as set forth on Exhibit B, the Company has not gone “non-consent” or failed to participate in the drilling of any well or other operation under the Participation Agreement which has caused the Company to suffer a penalty or loss or forfeit any of its interests in any of the Leases.

(m)           Capitalization.  The Membership Interests comprise one hundred percent (100%) of the issued and outstanding membership interests in the Company and are owned beneficially and of record by Seller, free and clear of all liens and encumbrances.  There are no outstanding or authorized options, warrants, subscriptions, calls, puts, conversion or other rights, contracts, agreements, commitments or understandings of any kind respecting the Membership Interests obligating Seller or the Company to issue, sell, purchase, return, redeem or pay any distribution or dividend with respect to any membership or other ownership interest in the Company.  All of the Membership Interests have been duly authorized, validly issued, and were issued in compliance with all applicable federal and state laws.

(n)            Subsidiaries.  The Company has no subsidiaries and does not own any direct or indirect equity interest in any person or entity.

(o)            Employee and Employee Benefits.  The Company does not have, nor has the Company  ever had, any employees or employee benefit plans.

(p)            Assets and Business.  The assets of the Company consist solely of its interest in the Participation Agreement and any rights or interests arising from or relating thereto.  The Company has not engaged in any business other than in connection with the Participation Agreement.

(q)            Liabilities.  The Company does not have any existing, contingent, or threatened liabilities or obligations.

Section 5.02.          Representations and Warranties Exclusive.  All representations and warranties of Seller contained in this Agreement are exclusive, and are given in lieu of all other representations and warranties, express, implied or statutory.

ARTICLE VI

Representations and Warranties of Buyer

Section 6.01.          Representations and Warranties.  Buyer represents and warrants to Seller that:

(a)            Formation.  Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to carry on its business in all jurisdictions in which such qualification is required by law except where the failure to qualify would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.  Buyer has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b)            Authorization.  Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with:

(i)             any provision of Buyer’s governing documents;

(ii)            any material agreement or instrument to which Buyer is a party or by which Buyer or its assets are bound; or

(iii)           any judgment, order, ruling, decree, law, rule or regulation applicable to Buyer.

(c)            Execution.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

(d)            Brokers.  No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

(e)            Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the best of Buyer’s knowledge threatened against Buyer.

(f)             Suits and Claims.  There is no suit, action, written claim or proceeding by any person or entity or by any administrative agency or governmental authority pending against the Buyer in any legal, administrative or arbitration proceeding or, to Buyer’s knowledge, threatened against Buyer that could materially affect Buyer’s ability to consummate the transactions contemplated herein.

(g)            Independent Evaluation.  Buyer acknowledges that it is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing and operating oil and gas properties.  In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own independent due diligence investigation of the Company, the Membership Interests and the Participation Agreement and it has been advised by and has relied solely on its own expertise and its own legal, tax, financial and other professional counsel and advisors concerning this transaction.

(h)            Acquisition not for Distribution.  Buyer is acquiring the Membership Interests for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. § 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities.

Section 6.02.          Representations and Warranties Exclusive.

All representations and warranties of Buyer contained in this Agreement, and the documents delivered in connection herewith, are exclusive, and are given in lieu of all other representations and warranties, express, implied or statutory.

Section 6.03.          Disclaimers, Waivers and Acknowledgments.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND OR NATURE, EXPRESS OR IMPLIED IN FACT OR BY LAW, WITH RESPECT TO THE COMPANY. THE MEMBERSHIP INTERESTS, THE PARTICIPATION AGREEMENT OR THE LEASES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO PRODUCTION RATES, COMPLETION OR RECOMPLETION OPPORTUNITIES, DECLINE RATES, OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO ANY OF THE LEASES, OR THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER.

ARTICLE VII

Conditions to Obligations of Seller

The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 7.01.          Representations.  The representations and warranties of Buyer contained herein that are qualified by materiality shall be true and correct at and as of Closing as though such representations and warranties were made at such time and the representations and warranties of Buyer contained herein that are not so qualified shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at such time.

Section 7.02.          Performance.  Buyer shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it in all material respects at or prior to the Closing.

Section 7.03.          Pending Matters.  No suit, action or other proceeding shall be pending or threatened that seeks to, or could reasonably result in a judicial order, judgment or decree that would, restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 7.04.          Closing Documents.  Buyer shall be willing and able to deliver the documents and perform the actions set forth in Section  9.02.

Section 7.05.          Consents.  All required third-party consents to the transactions contemplated herein shall have been obtained or waived or the time period by which such consents were required to be made, given or withheld shall have expired without action by the party whose consent is required.

ARTICLE VIII

Conditions to Obligations of Buyer

The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 8.01.          Representations.  The representations and warranties of Seller contained herein that are qualified by materiality shall be true and correct at and as of Closing as though such representations and warranties were made at such time and the representations and warranties of Seller contained herein that are not so qualified shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at such time.

Section 8.02.          Performance.  Seller shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it in all material respects at or prior to the Closing.

Section 8.03.          Pending Matters.  No suit, action or other proceeding shall be pending or threatened that seeks to, or could reasonably result in a judicial order, judgment or decree that would, restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 8.04.          Closing Documents.  Seller shall be willing and able to deliver the documents and perform the actions set forth in Section  9.02.

Section 8.05.          Consents.  All required third-party consents to the transactions contemplated herein shall have been obtained or waived or the time period by which such consents were required to be made, given or withheld shall have expired without action by the party whose consent is required.

ARTICLE IX

The Closing

Section 9.01.          Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on November 8, 2007 at 1:00 p.m. (the “Closing Date”) at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, TX  77002 or on such other date or at such other place as Seller and Buyer may agree in writing.

Section 9.02.          Actions at Closing.  At the Closing, the following shall occur:

(a)            Seller and Buyer shall execute and deliver an assignment of the Membership Interests in the form attached hereto as Exhibit “C” (the “Assignment”);

(b)            Buyer shall execute, acknowledge and deliver to Seller an Assignment of Production Payment, substantially in the form of Exhibit A attached hereto, with respect to each of the Leases;

(c)            Seller shall deliver resignations of each of the officers and, if applicable, managers of the Company; and

(d)            Seller shall deliver its records with respect to the Company to Buyer; provided, however, that Seller may retain copies thereof.

Section 9.03.          Termination.  This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(a)            By Seller if any condition set forth in Article VII has not been satisfied or waived by Seller by the Closing Date; provided that Seller is not in material breach of this Agreement;

(b)            By Buyer if any condition set forth in Article VIII has not been satisfied or waived by Buyer by the Closing Date; provided that Buyer is not in material breach of this Agreement; or

(c)            By mutual written agreement of Buyer and Seller.

ARTICLE X

Miscellaneous

Section 10.01.        Publicity.  Seller and Buyer shall consult with each other with regard to all press releases or other public or private announcements made concerning this Agreement or the transactions contemplated hereby, and except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party, which shall not be unreasonably withheld.

Section 10.02.        Assignment.  Prior to Closing, Buyer may not assign any rights acquired hereunder or delegate any duties assumed hereunder without the prior written consent of Seller, which consent may be withheld at Seller’s sole discretion.

Section 10.03.        Entire Agreement.  This Agreement constitutes the entire agreement between Seller and Buyer with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments, and understandings between the parties.  No amendment shall be binding unless in writing and signed by both parties.  Headings used in this Agreement are only for convenience of reference and shall not be used to define the meaning of any provision.  This Agreement is for the benefit of Seller and Buyer and their respective successors, representatives, and assigns and not for the benefit of third parties.

Section 10.04.        Notices.  All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered either by personal delivery, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the following addresses:

If to Seller:

Entek USA Inc.
15 Rheola St.
West Perth
Western Australia 6005
Australia
Attn:  Mr. Jack Toby
Fax:  +61 (8) 9213 4399

with a copy to:

Cheryl S. Phillips
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas  77002
Telephone No.: 713.220.4446
Fax No.:  713.238.7414

If to Buyer:

Velocity Oil & Gas, Inc.
595 Howe Street
Suite 323
Vancouver, BC
Canada
V6C 2T5
Attn:  Mr. Frank A. Jacobs
Telephone: 604-765-3337
Facsimile: 604-688-4725

or at such other address as either party shall designate by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if either hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

Section 10.05.        Governing Law.  This Agreement shall be governed by the laws of the State of Texas, without giving effect to any principles of conflicts of law.

Section 10.06.        Confidentiality.  Buyer agrees that all information furnished or disclosed by Seller or acquired by Buyer in connection with this Agreement or otherwise relating to the sale of the Membership Interests shall remain confidential prior to Closing.  Buyer may disclose such information only to its subsidiaries or affiliates, agents, advisors, counsel or representatives (herein “Representatives”) who have agreed, prior to being given access to such information, to maintain the confidentiality thereof.  In the event that Closing of the transactions contemplated by this Agreement does not occur for any reason, Buyer agrees that all information furnished or disclosed by Seller or acquired by Buyer in connection with the Company shall remain confidential.  Buyer and its Representatives shall promptly return to Seller any and all materials and information furnished or disclosed by Seller relating in any way to the Company, including any notes, summaries, compilations, analyses or other material derived from the inspection or evaluation of such material and information, without retaining copies thereof and destroy any information relating to the Company and independently acquired by Buyer.

Section 10.07.       Survival of Certain Obligations.  The representations and warranties and other obligations of Seller set forth herein shall terminate upon Closing.  The waivers, disclaimers, releases, representations, warranties, indemnities and other obligations of Buyer set forth herein shall survive Closing.

Section 10.08.        Further Cooperation.  After the Closing, each party shall execute, acknowledge, and deliver all documents, and take all such acts which from time to time may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

Section 10.09.        Counterparts.  This Agreement may be executed in one or more counterparts with the same effect as if all signatures of the parties hereto were on the same document, but in such event each counterpart shall constitute an original, and all of such counterparts shall constitute one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by each party.

Section 10.10.         Exhibits and Schedules.  All of the Exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

Section 10.11.        Severability.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, all other conditions and provisions of the Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any materially adverse manner to the other party.

Section 10.12.        Expenses.  All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

Section 10.13.       CONSPICUOUSNESS/EXPRESS NEGLIGENCE.  THE DEFENSE, INDEMNIFICATION AND HOLD HARMLESS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE DAMAGES, LOSSES, INJURIES, LIABILITIES, COSTS OR EXPENSES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE), OR OTHER FAULT OF ANY INDEMNIFIED PARTY, OR FROM ANY PRE-EXISTING DEFECT, EXCEPT TO THE EXTENT CAUSED BY THE INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

Section 10.14.        Waiver of Certain Damages.  Each party irrevocably waives and agrees not to seek indirect, consequential, punitive or exemplary damages of any kind in connection with any dispute arising out of or related to this Agreement or the breach hereof.  For the avoidance of doubt, this Section 10.14 does not diminish or otherwise affect the parties’ rights and obligations to be indemnified against, and provide indemnity for, indirect, consequential, punitive or exemplary damages awarded to any third party for which indemnification is provided in this Agreement or Seller’s right to receive liquidated damages.

EXECUTED as of the date first above written.

SELLER:

Entek USA Inc.

By: /s/ Russell Brimage
Russell Brimage, Director

BUYER:

Velocity Oil & Gas Inc.

By:  /s/ Frank A. Jacobs
Frank A. Jacobs
President & CEO

EXHIBIT A

Form of Production Payment

EXHIBIT B

Disclosure Schedule

NONE.

EXHIBIT C

Form of Assignment